EXHIBIT 99.1

December 22, 2010

SOLITARIO AND ELY GOLD & MINERALS ENTER INTO DEFINITIVE JOINT VENTURE AGREEMENT ON MT. HAMILTON GOLD PROJECT IN NEVADA

Denver, Colorado: Solitario Exploration & Royalty Corp. ("Solitario;" NYSE Amex: XPL; TSX: SLR) and Ely Gold & Minerals Inc. ("Ely;" TSX.V: ELY) announced signing of the Limited Liability Company Operating Agreement of Mt. Hamilton LLC (the "Agreement") for Mt. Hamilton LLC, a limited liability company (the "Company") which now holds the Mt. Hamilton project assets. As previously announced, Solitario contributed its initial investment to the Company by making a US$300,000 advance royalty payment to the owners of the property subject to the Mt. Hamilton lease. Per the terms of the Agreement, DHI Minerals (U.S.) Ltd., Ely's wholly owned US subsidiary, has contributed all of its interests in the Mt. Hamilton project to the Company for a 90% initial interest in the Company and Solitario has a 10% initial interest in the Company by virtue of its initial US$300,000 contribution. The Mt. Hamilton project is an advanced gold project where over 314 drill holes have defined the Centennial gold deposit. As previously disclosed, Solitario may earn up to an 80% interest in the Company by completing various staged commitments.

For a more complete list of the terms and conditions of the joint venture, a copy of the Agreement is available online at www.sedar.com, www.solitarioxr.com &

www.elygoldandminerals.com

About Solitario

Solitario is a gold, silver, platinum-palladium, and base metal exploration and royalty company actively exploring in Nevada, Brazil, Mexico, and Peru. Solitario has significant business relationships with Votorantim Metais, Compania de Minas Buenaventura S.A.A. Anglo Platinum, and Newmont Mining. Solitario has approximately US$15 million in cash and marketable securities. Solitario is traded on the NYSE Amex ("XPL") and on the Toronto Stock Exchange ("SLR"). Additional information about Solitario is available online at www.solitarioxr.com

About Ely

Ely is focused on acquisition and development of gold resources in the Americas. The Company is currently evaluating other near term production assets with a partnership business model focused on royalties and cash flow. Ely is traded on the TSX Venture Exchange ("ELY"). Additional information about Ely is available online at: www.elygoldandminerals.com

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FOR MORE INFORMATION AT SOLITARIO, CONTACT:
Debbie Mino-Austin Director - Investor Relations	(800) 229-6827
Christopher E. Herald President & CEO	(303) 534-1030

FOR MORE INFORMATION AT ELY, CONTACT:
Steve Kenwood Director	(604) 488-1104
Trey Wasser President and CEO	(940) 365-1314

This press release includes certain "Forward-Looking Statements" within the meaning of section 21E of the United States Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included herein, including without limitation, statements regarding potential mineralization and reserves, exploration results and future plans and objectives of Solitario, are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Development of Solitario's properties are subject to the success of exploration, completion and implementation of an economically viable mining plan, obtaining the necessary permits and approvals from various regulatory authorities, compliance with operating parameters established by such authorities and political risks such as higher tax and royalty rates, foreign ownership controls and our ability to finance in countries that may become politically unstable. Important factors that could cause actual results to differ materially from Solitario's expectations are disclosed under the heading "Risk Factors" and elsewhere in Solitario's documents filed from time to time with Canadian Securities Commissions and the United States Securities and Exchange Commission.

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